UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

Preformed Line Products Company

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Common	PLPC	NASDAQ
(Title of each class)	(Ticker symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.REGULATION FD

On January 4, 2022, Preformed Line Products Company (the “Company”) announced that PLP-Produtos Para Linhas Preformads Ltda., a wholly owned subsidiary of the Company, entered into a Quota and Sale Agreement (the “Agreement”).  Pursuant to the Agreement, the Company acquired all of the issued and outstanding shares of Maxxweld Conectores Eletricos Ltda., a Brazilian entity that designs and manufactures substation connector systems and accessory hardware for high voltage AC systems, from its shareholders.  The consideration paid by the Company was BRL 63 million, or approximately USD $11.2 million as of the closing date, subject to a holdback of BRL 10 million, or USD $1.8 million.

A copy of the press release announcing the transaction is furnished as Exhibit 99.1 hereto.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
99.1	Press release dated January 12, 2022, announcing the transaction
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 12, 2022	PREFORMED LINE PRODUCTS COMPANY
By:
/s/ Caroline Vaccariello
General Counsel and Corporate Secretary